                                                                     EXHIBIT 1.7

                       MORTGAGE INVESTOR SERVICING REPORT


CUTOFF DATE:   DECEMBER 31, 1996                   GROUP:         INV #816

REPORT DATE:   JANUARY 25, 1996                    SERIES:        1989-1


SECTION 1 - MORTGAGE POOL ADMINISTRATION

=================================================================================================
                                       # OF         P & I           POOL              POOL
POOL ACTIVITY                         LOANS       CONSTANT        INTEREST          PRINCIPAL
=================================================================================================
Beginning Balance                       10        16,496.53                        1,618,230.47
                                -----------------------------------------------------------------
Installments                                                       13,336.16           1,503.48
                                -----------------------------------------------------------------
Curtailments                                                                             100.00
                                -----------------------------------------------------------------
Liquidations                             0             0.00             0.00               0.00
                                -----------------------------------------------------------------
Other                                                  0.00             0.92               0.00
                                -----------------------------------------------------------------
Ending Balance                          10        16,496.53                        1,616,626.99
                                =================================================================
                                                             SERVICING FEE:              564.34
                                                                              -------------------

                    TOTAL
DELINQUENTS           DELQ        30 DAYS         60 DAYS         90 DAYS +             F/C
=================================================================================================
# Of Loans                 3             1                1                1                  0
               ----------------------------------------------------------------------------------
Princ Bal         439,671.04    104,905.55        71,162.03       263,603.46               0.00
               ----------------------------------------------------------------------------------
% Delq                 27.20%         6.49%            4.40%           16.31%              0.00%
               ----------------------------------------------------------------------------------

                                                    INTEREST        PRINCIPAL               S/F
Amount Prepaid                                      1,121.72           220.48              36.68
                                             ----------------------------------------------------
Amount Delinquent                                  17,580.67         1,437.86           1,604.82
                                             ----------------------------------------------------

SECTION 1-A - SCHEDULED MORTGAGE INSTALLMENTS
================================================================================
WAM = Oct-2018                               NOTE RATE = (           11.052679%)

 A. CONSTANT                                 B. SCHEDULED                     C. SCHED.
                                                INTEREST                         PRINCIPAL
-------------------------------------------------------------------------------------------------
   16,496.53                                   14,879.75                         1,616.78
-------------------------------------------------------------------------------------------------

SECTION 2 - SCHEDULE OF PAYMENTS                1989-1         DECEMBER 31, 1996

=================================================================================================
   A. SCHEDULED                 B. ADDITIONAL      C. PREPAIDS       D. OTHERS      E. TOTAL
      PRINCIPAL                     PRINCIPAL         IN FULL                          PRINCIPAL
=================================================================================================
      1,616.78                       100.00             0.00             1.14          1,717.92
=================================================================================================
F. Int. Distribution Amount (Yield                10.50001%)                          14,135.80
                                                                              -------------------
G. Total Distribution Amount (Principal & Interest)                                   15,853.72
                                                                              ===================
H. Certificates A-1 Distribution
                                 (E x 94.5%) Princ:                  1,623.44
                                 (E x 94.5%) Int:                   13,358.34
                                                                              -------------------
                                                                                      14,981.78
                                                                              ===================
I. Certificate B Distribution
                                  (E x 5.5%) Princ:                     94.48
                                  (F x 5.5%) Int:                      777.46
                                                                              -------------------
                                                                                         871.94
                                                                              ===================
SECTION 3 - PRINCIPAL AMOUNT OF SECURITIES
=================================================================================================
A. Beginning Aggregate Security Balance                                            1,615,509.30
                                                                              -------------------
B. Principal Distribution Amount                                                       1,717.92
                                                                              -------------------
C. Ending Aggregate Security Balance                                               1,613,791.38
                                                                              ===================
MEMO ITEM
=================================================================================================
A. Book Value Of Real Estate Acquired Through Foreclosure                                   N/A
                                                                              -------------------
B. Ending Aggregate Security Balance Of The Class A
   Certificates (94.5% of Security Balance)                                        1,525,032.56
                                                                              -------------------
C. Ending Aggregate Security Balance Of The Class B
   Certificates (5.50% of Security Balance)                                           88,758.82
                                                                              -------------------

All distributions required to be made by First Interstate Bank for the reporting
month of: DEC 96               Payable: JAN 26, 97 have been made.

Certified by:

/s/ MICHAEL DRAWDY
--------------------------------
Michael Drawdy, Vice President
Investor Reporting Department

================================================================================
          SUBORDINATED AMOUNT                    1989-1        DECEMBER 31, 1996
================================================================================
                                                 PERCENT              DOLLARS
 A.  BEGINNING BALANCE                            5.50              1,848,466.00
                                               ---------------------------------
 B.  AGGREGATE LOSSES                                                (368,690.54)
                                               ---------------------------------
 C.  SCHEDULED ADJUSTMENTS PER
     POOLING & SERVICING AGREEMENT                                 (1,035,873.00)
                                               ---------------------------------
 D.  ENDING BALANCE                               5.50                812,593.00
================================================================================

RESERVE FUND

 A.  BEGINNING BALANCE                                                812,593.00
                                                               -----------------
 B.  (+) INTEREST CREDITED                                              2,919.26
                                                               -----------------
 C.  (-) INTEREST WITHDRAWN                                             2,919.26
                                                               -----------------
 D.  (+) CLASS B PRINCIPAL (UNTIL LIMITS ARE REACHED)                      94.48
                                                               -----------------
 E.  (+) CLASS B INTEREST (UNTIL LIMITS ARE REACHED)                      777.46
                                                               -----------------
 F.  (-) TRANSFER TO CLASS A
                                                               -----------------
 G.  SUB TOTAL                                                        813,464.94
================================================================================

 NOTES:

   INITIAL DEPOSIT (UNRETURNED TO SELLER)                                   0.00
                                                               -----------------
   THREE CURRENT HIGHEST PRINCIPAL BALANCES                           811,726.15
                                                               -----------------
   SPECIFIED RESERVE FUND:                                            812,593.00
                                                               -----------------
   CLASS B  PRIN & INT  TRANSFER TO REPUBLIC FEDERAL:                     871.94
    (equal to amt over Specified Reserve Fund Limit)           -----------------

================================================================================
 H.  ENDING BALANCE                                                   812,593.00
================================================================================

                    RECONCILIATION OF POOL PRINCIPAL BALANCE
                         WITH SECURITY PRINCIPAL BALANCE
                                  POOL NO. 816
                                                   1,616,626.99
               (+)                                       220.48
               (-)                                     1,437.86
               (-)                                     1,616.78
               (+)                                         0.00
               (-)                                         0.14

                                                   1,613,791.69

                                                   1,613,791.38

                                                           0.31


                   RECONCILIATION OF CUSTODIAL ACCOUNT BALANCE

               (+)                                     1,342.20
               (-)                                        38.68
               (-)                                    19,018.53
               (+)                                     1,604.82
               (+)                                         1.14
               (+)                                       100.00
               (-)                                         0.02
               (+)                                         0.00
               (+)                                         0.00
               (-)                                         0.00

                                                     (16,009.07)

                                                     (11,894.85)

                                                       4,114.22